As Filed with the Securities and Exchange Commission on November 5, 2026

Registration No. 333-298786

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4911	22-2535818
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B

Monroe Township, NJ 08831
(609) 730-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tracy Pagliara
Acting Chief Executive Officer
Ocean Power Technologies, Inc.
28 Engelhard Drive, Suite B

Monroe Township, NJ 08831
(609) 730-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin J. Poli

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6682

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 5, 2026

Up to 9,375,000 Shares of Common Stock

Common Warrants to purchase up to 9,375,000 Shares of Common Stock

Up to 9,375,000 Shares of Common Stock underlying the Common Warrants

Pursuant to this prospectus, we are offering an aggregate of up to 9,375,000 shares of our common stock, par value $0.001 per share (the “common stock”), together with common warrants to purchase up to an aggregate of 9,375,000 shares of our common stock (the “common warrants”). This offering also relates to the offering of the shares of common stock that are issuable from time to time upon exercise of the common warrants pursuant to this prospectus. Each share of our common stock is being sold together with a common warrant to purchase one share of our common stock at an assumed combined purchase price of $0.64 per share and accompanying common warrant.

Each common warrant will entitle the holder to purchase one share of common stock at an exercise price of $[*] per share, equal to 100% of the combined offering price per share of common stock and accompanying common warrant, is exercisable at any time or times on or after the initial exercise date and expires five years from the initial exercise date. A holder of a common warrant may not exercise any portion of a common warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would beneficially own more than 4.99% (or, at the election of the holder prior to issuance, 9.99%) of our outstanding shares of common stock after exercise, as such ownership percentage is determined in accordance with the terms of the common warrants, except that upon notice from the holder to us, the holder may increase or decrease such limitation, provided that the limitation may not exceed 9.99% and any increase will not be effective until 61 days after such notice is delivered to us.

See “Description of Securities We Are Offering – Common Warrants” on page 18 of this prospectus for more information regarding the terms of the common warrants.

There is no established trading market for the common warrants, and we do not expect an active trading market to develop. We do not intend to list the common warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the common warrants will be limited. We are also registering the shares of common stock issuable from time to time upon exercise of the common warrants offered hereby.

This offering will terminate on              , 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering.

We have engaged D. Boral Capital LLC (the “placement agent”) to act as our placement agent in connection with this offering pursuant to a placement agency agreement between us and the placement agent, dated November [*], 2026. The placement agent has agreed to use their reasonable best efforts to place the securities offered by this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus. The securities will be sold directly to the purchasers pursuant to the securities purchase agreement. There is no minimum number of securities or amount of proceeds required as a condition to closing in this offering. We will deliver all securities to be issued in connection with this offering upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder. In addition, because there is no escrow trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. See “Plan of Distribution” in this prospectus for more information.

Our common stock is listed on the NYSE American under the symbol “OPTT.” The last reported sale price of our common stock on October 22, 2026, was $0.64 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in our reports filed with the Securities and Exchange Commission which are incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Offered Share and accompany warrants	Total Gross Proceeds
Offering price(1)(2)	$0.64	$6,000,000
Placement Agent’s fees(2)	$0.04	$360,000
Proceeds, before expenses, to us(3)	$0.60	$5,640,000

(1)	Each Offered Share and accompanying warrants are offered at an assumed offering price of $0.64.
(2)	We have agreed to pay the placement agent a cash placement commission equal to 6.0% of the aggregate proceeds from this offering. We have also agreed to reimburse the placement agent up to $50,000 for expenses in connection with this offering. See “Plan of Distribution” beginning on page 19 for a description of compensation payable to the placement agent.

The placement agent expects to deliver the securities offered hereby to purchasers on or about , 2026.

The date of this prospectus is              , 2026.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus and in any written communication from us or the placement agent, including any free writing prospectus. Neither we nor the placement agent have authorized anyone to provide you with additional or different information. Neither we nor the placement agent are making an offer of these securities in any state where the offer or sale is not permitted. In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. None of Ocean Power Technologies, Inc., the placement agent nor any of their respective representatives is making any representation to you regarding the legality of an investment decision in our common stock by you under applicable laws. You should not assume that the information provided by this prospectus or the documents incorporated by reference in this prospectus is accurate as of any date other than its respective date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read this prospectus and the documents incorporated by reference herein. The incorporated documents are described in this prospectus under the headings “Incorporation by Reference.”

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Certain industry and market data presented in this prospectus has been derived from data included in various industry publications, surveys and forecasts. We have assumed the correctness and truthfulness of such data, including projections and estimates, when we use them in this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus on page 4, and the financial statements and other information incorporated by reference in this prospectus when making an investment decision. In this prospectus, the terms “we,” “us,” and the “company” refer to Ocean Power Technologies, Inc. and its subsidiaries.

On September 14, 2026, we effected a 1-for-30 reverse split of our outstanding shares of common stock. No fractional shares were issued in connection with the reverse stock split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, and conversion of our outstanding convertible notes. All information presented in this prospectus has been retrospectively restated to give effect to our 1-for-30 reverse split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price and/or exercise price data set forth in this prospectus have been adjusted to give effect to such reverse stock split.

Our Company

We are a Maritime Domain Awareness (MDA) company specializing in innovative intelligent maritime solutions. These solutions include a variety of “as a service” systems, including Data as a Service (DaaS), Robotics as a Service (RaaS), and Power as a Service (PaaS). These systems consist of a variety of platforms including the PowerBuoy®, our persistent sensor and power solution, the WAM-V® (Wave Adaptive Modular Vessel), our autonomous unmanned surface vehicle, and Merrows™, our user interface and command and control (C2) system that integrates multiple sensor feeds using software and hardware and enables artificial intelligence and machine learning (AI/ML) integration. We design, manufacture, deploy, and operate these systems for defense, security, subsea infrastructure, offshore oil and gas, offshore energy, marine research, and communication markets. We operate primarily through a combination of direct sales and leases, strategic partnerships, and long-term service agreements. Our business model emphasizes capital-light deployments, recurring revenue from service and maintenance contracts, and high-margin technology sales and leases.

We serve a global customer base, including the U.S. and allied defense agencies, offshore energy operators, and commercial interests. The common thread across these markets is the growing need for a persistent, autonomous, and sustainable offshore presence, a need we are uniquely positioned to fulfill.

We hold numerous patents and leverages decades of research including control systems, energy storage, and marine integration. Our headquarters and assembly operations are located in New Jersey, and we maintain an additional manufacturing and robotics development facility in Richmond, CA. In addition, we maintain an office at the Association for Uncrewed Vehicle Systems International (AUVSI) headquarters in Washington, D.C., which serves to strengthen our strategic position in the fast-growing uncrewed systems market.

We are committed to enabling a smarter, safer ocean economy through innovation in ocean intelligence and power. As we look forward, our strategic priorities include expanding our customer and geographic base, accelerating technology adoption, enhancing recurring revenue, and driving margin growth through platform scalability and supply chain efficiencies.

Corporate Information

Our principal executive offices are located at 28 Engelhard Drive, Suite B, Monroe Township, New Jersey. Our telephone number is (609) 730-0400. We were incorporated in New Jersey in 1984 and reincorporated in Delaware in 2007. We maintain a website at www.oceanpowertechnologies.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

1

THE OFFERING

Common stock offered by us	Up to 9,375,000 shares.

Common Warrants

Each common warrant will entitle the holder to purchase one share of common stock at an exercise price of $[*] per share, equal to 100% of the combined offering price per share of common stock and accompanying common warrant, is exercisable at any time or times on or after the initial exercise date and expires five years from the initial exercise date. A holder of a common warrant may not exercise any portion of a common warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would beneficially own more than 4.99% (or, at the election of the holder prior to issuance, 9.99%) of our outstanding shares of common stock after exercise, as such ownership percentage is determined in accordance with the terms of the common warrants, except that upon notice from the holder to us, the holder may increase or decrease such limitation, provided that the limitation may not exceed 9.99% and any increase will not be effective until 61 days after such notice is delivered to us.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the warrant shares to the holder or the resale of the warrant shares by the holder, the holder may, in its sole discretion, elect a cashless exercise in lieu of payment of the aggregate exercise price in cash. The net number of shares of common stock deliverable upon such cashless exercise is determined by a formula based on the volume weighted average price or bid price of the shares of common stock, the exercise price, and the number of shares being exercised. On the termination date, the common warrants will be automatically exercised via cashless exercise.

See “Description of Securities We Are Offering – Common Warrants” on page 18 for more information regarding the common warrants.

2

Common stock outstanding before the offering	10,586,732 shares.

Common stock outstanding immediately after this offering	Up to 19,961,732 shares (assuming the sale of the maximum number of shares of common stock in this offering, at the assumed public offering price of $0.64, the closing sale price of our common stock on the NYSE on October 22, 2026, and no exercise of any common warrants).

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $5.65 million after deducting placement agent fees and estimated offering expenses, and assuming no exercise of any common warrants. Certain purchasers in this offering may surrender their convertible notes currently outstanding with the Company for cancellation and receive shares of common stock in the amount of such cancelled indebtedness. If this occurs, it will reduce the net proceeds that we receive in this offering.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. We may also be required to use a portion of the net proceeds to pay down certain of our indebtedness. However, we will retain broad discretion over how the net proceeds are used. For more, see “Use of Proceeds.”

Dividend policy	We have not declared or paid any cash or other dividends on our common stock, and do not expect to declare or pay any cash or other dividends on our common stock in the foreseeable future.

Risk factors	You should consider carefully the risks discussed under the “Risk Factors” beginning on page 4 of this prospectus, as well as those described in our Annual Report on Form 10-K for the year ended April 30, 2026, and our subsequent SEC filings, and the other disclosures contained or incorporated by reference herein and therein.

NYSE American symbol	“OPTT.”

The number of shares outstanding immediately after this offering excludes shares issuable upon exercise of the common warrants sold in this offering, as well as outstanding (i) options representing the right to purchase a total of 12,978 shares of common stock at a weighted average exercise price of approximately $53.53 per share as of October 22, 2026, (ii) unvested restricted and performance stock units representing the right to acquire a total of 584,581 shares of common stock as of October 22, 2026, (iii) 833,334 shares of common stock issuable upon exercise of certain outstanding warrants and (iv) 2,929,153 shares of common issuable upon conversion of outstanding convertible notes.

3

RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the other information contained in this prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and this Offering

Historically, our stock price has been volatile, and this is likely to continue; purchasers of our securities could incur substantial losses as a result.

Historically, the market price of our common stock has fluctuated significantly, and we expect that this will continue. Purchasers of our securities could incur substantial losses relating to their investment in our stock as a result. The stock market in general has recently experienced volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations could result in fluctuations in the price of our common stock, which could cause purchasers of our securities to incur substantial losses. The market price for our common stock may be influenced by many factors, including:

●	developments in our business or with respect to our projects;
●	the success of competitive products or technologies;
●	regulatory developments in the United States and foreign countries;
●	developments or disputes concerning patents or other proprietary rights;
●	the recruitment or departure of key personnel;
●	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;
●	market conditions in the conventional and renewable energy industries and issuance of new or changed securities analysts’ reports or recommendations;
●	the failure of securities analysts to cover our common stock or changes in financial estimates by analysts;
●	the inability to meet the financial estimates of analysts who follow our common stock;
●	investor perception of our company and of our targeted markets; and
●	general economic, political and market conditions.

This is a “best efforts” offering. No minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations.

4

The market valuation of our business may fluctuate due to factors beyond our control and the value of the investment of our stockholders may fluctuate correspondingly.

The market valuation of energy companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

●	changes in securities analysts’ estimates of our financial performance;
●	fluctuations in stock market prices and volumes, particularly among securities of energy companies;
●	changes in market valuations of similar companies;
●	announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;
●	variations in our quarterly operating results;
●	loss of a major customer of failure to complete significant commercial contracts;
●	loss of a relationship with a partner; and
●	additions or departures of key personnel.

As a result, the value of your investment may fluctuate.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our common stock to decline.

A large number of securities may be sold in the market following this offering, which may depress the market price of our common stock.

All of our shares of common stock sold in this offering, or issuable upon exercise of the warrants sold in this offering, will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). As a result, a substantial number of our shares of common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock.

You will experience immediate dilution in the net tangible book value per share of the common stock you purchase.

The public offering price per share of our common stock being offered is substantially higher than the net tangible book value per share of our outstanding common stock, and accordingly investors in this offering will experience immediate and substantial dilution. Based on an assumed public offering price of $0.64 per share of our common stock and accompanying common warrants, if you purchase securities in this offering you will experience immediate dilution of approximately $0.4563 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering as of July 31, 2026 and the assumed public offering price of $0.64 per share and accompanying common warrants.

5

There is no public market for the common warrants.

There is no established public trading market for the common warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants on any national securities exchange or other nationally recognized trading system, including the NYSE American. Without an active market, the liquidity of the common warrants will be limited.

The common warrants in this offering are speculative in nature.

The common warrants in this offering do not confer any rights of shares of common stock ownership on their holders, but rather merely represent the right to acquire shares of common stock at a fixed price. In addition, following this offering, the market value of the common warrants, if any, is uncertain and there can be no assurance that the market value of the common warrants will equal or exceed their imputed offering price. The common warrants will not be listed or quoted for trading on any market or exchange.

Holders of the common warrants will not have rights of holders of our shares of common stock until such warrants are exercised.

Until holders of the common warrants acquire shares of common stock upon exercise of such warrants, holders of the common warrants will have no rights with respect to the shares of common stock underlying such warrants.

The price of the securities and other terms of this offering have been determined by us along with our Placement Agent.

If you purchase our securities in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us along with our Placement Agent. The offering price for our shares of common stock may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price, if any, of the shares of common stock that may prevail in any market that may develop in the future, for which there can be no assurance, may be higher or lower than the price you paid for our shares of common stock.

In addition, we will issue common warrants in connection with this offering.

Each common warrant will entitle the holder to purchase one share of common stock at an exercise price of $[*] per share, is exercisable at any time or times on or after the initial exercise date and expires five years from the initial exercise date. A holder of a common warrant may not exercise any portion of a common warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would beneficially own more than 4.99% (or, at the election of the holder prior to issuance, 9.99%) of our outstanding shares of common stock after exercise, as such ownership percentage is determined in accordance with the terms of the common warrants, except that upon notice from the holder to us, the holder may increase or decrease such limitation, provided that the limitation may not exceed 9.99% and any increase will not be effective until 61 days after such notice is delivered to us.

See “Description of Securities We Are Offering – Common Warrants” on page 18 of this prospectus for more information regarding the terms of the common warrants.

6

Because the Company may not receive any cash proceeds, or may receive substantially less cash than expected, upon exercise of the common warrants, such issuances will cause a reduction in the proportionate ownership and voting power of our other shareholders. Additionally, we cannot assure you that the holders of such warrants will be able to sell the shares of common stock issued upon exercise at a price per share that is equal to or greater than the exercise price (if any) paid by such holders.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing our securities in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing securities in this offering will incur immediate dilution of $0.4563 per share. For more information on the dilution, you may experience as a result of investing in this offering, see the section of this prospectus entitled “Dilution.”

NYSE American may halt trading in our shares of common stock or delist our shares of common stock for public interest concerns as a result of this offering.

Because of the highly dilutive nature of this offering, NYSE American may halt trading in our shares of common stock on NYSE American or delist our shares of common stock for public interest concerns. A number of NYSE American-listed companies have filed public disclosures regarding the receipt of notification letters indicating that NYSE American made the determination to halt and/or delist such companies as a result of public interest concerns arising from the issuance of warrants with similar terms to, and similar potential dilutive impact as, the common warrants in this offering.

If NYSE American delists our securities from trading on its exchange for failure to meet its listing standards, and we are not able to list such securities on another national securities exchange, then our shares of common stock could be quoted on an over-the-counter market. If this were to occur, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that the shares of common stock are a “penny stock,” which will require brokers trading the shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

●	a limited amount of news and analyst coverage; and

●	a decreased ability for us to issue additional securities or obtain additional financing in the future.

7

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

●	our ability to improve, market and commercialize our products, and achieve and sustain profitability;
●	our continued improvement of our proprietary technologies, and expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services;
●	changes in current legislation, regulations and economic conditions regarding Federal governmental tariffs;
●	our ability to obtain additional funding, as and if needed, which will be subject to several factors, including market conditions, our financial condition and our operating performance;
●	our ability to comply with the covenants and other obligations under our convertible notes;
●	our ability to do business with properly qualified customers that have good credit ratings and pay their obligation on a timely basis;
●	our failure to apply technology, data analytics and artificial intelligence effectively in driving value for our customers through technology-based solutions, or failure to gain internal efficiencies and effective internal controls through the application of technology and related tools;
●	the ability to continue as a going concern due to constrained liquidity in our business;
●	our history of operating losses, which we expect to continue for at least the short-term and possibly longer;
●	our ability to manage challenges and expenses associated with communications and disputes with activist shareholders, including litigation;
●	our ability to manage and mitigate risks associated with our internal cyber security protocols and protection of the data we collect and distribute;
●	our ability to protect our intellectual property portfolio;
●	the impact of potential inflation related to the U.S. dollar on our business, operations, customers, suppliers, manufacturers, and personnel;
●	our ability to meet product enhancement, manufacturing and customer delivery deadlines and the potential impact due to disruptions to our supply chain or our ability to identify vendors that can assist with the prefabrication elements of our products, as a result of, among other things, staff shortages, order delays, and increased pricing from vendors and manufacturers;
●	our forecasts and estimates regarding future expenses, revenue, gross margin, cash flow and capital requirements;
●	our ability to identify and penetrate markets for our products, services, and solutions;
●	our ability to effectively respond to competition in our targeted markets;
●	our ability to establish relationships with our existing and future strategic partners which may not be successful;

8

●	our ability to maintain the listing of our common stock on the NYSE American;
●	the reliability and continuous improvement of our technology, products and solutions;
●	our ability to increase or more efficiently utilize the synergies available from our product lines:
●	our ability to expand markets across geographic boundaries;
●	our ability to be successful with Federal government work which is complex due to various statutes and regulations applicable to doing business with the Federal government;
●	our ability to be successful doing business internationally which requires strict compliance with applicable statutes and regulations;
●	the current geopolitical world uncertainty, including tariffs, Russia’s invasion of Ukraine, the Israel/Palestine conflict, the Iran War and previous attacks on merchant ships in the Red Sea;
●	the potential impact that new foreign country tariffs may have on our ability (i) to source and procure necessary raw materials for the manufacture and provision of our products and services; and (ii) to deliver our products to such foreign countries;
●	our ability to hire and retain key personnel, including senior management, to achieve our business objectives;
●	our ability to establish and maintain consistent commercial profit margins; and
●	our recurring operating losses, negative cash flows, limited liquidity and unwaived event of default under our convertible notes raise substantial doubt about our ability to continue as a going concern.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, and our subsequent SEC filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

9

USE OF PROCEEDS

The estimated net proceeds to be received by us from this offering are expected to be approximately $5.65 million, after deducting fees and estimated offering expenses, assuming no exercise of the common warrants. We will only receive additional proceeds of $[*] from the exercise of the common warrants issuable in connection with this offering if such common warrants are exercised for cash at their exercise price of $[*] and the holders of such common warrants do not utilize the cashless exercise provision of the common warrants. In addition, certain purchasers in this offering may surrender their convertible notes currently outstanding with the Company for cancellation and receive shares of common stock in the amount of such cancelled indebtedness. If this occurs, it will reduce the net proceeds that we receive in this offering.

However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. The Series D Senior Convertible Notes issued September 25, 2026, include a requirement, at the option of the holders of such notes, to use up to 30% of the net proceeds of any capital raise transaction, including this offering, to pay down amounts outstanding under such notes. These notes bear interest at an interest rate of 4.5% per annum and mature on October 1, 2027. We cannot predict whether the holders will require this repayment.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnering efforts, and the regulatory and competitive environment. As of the date of this prospectus, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the securities, if any. Pending any use of the net proceeds from this offering, if any, we intend to deposit the proceeds in checking or money market accounts, or invest in short term highly rated investments, at financial institutions.

10

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of July 31, 2026, on:

●	an actual basis; and

●	as adjusted to give effect to this offering, assuming no exercise of the common warrants and no debt exchanged for common stock as described above under “Use of Proceeds”, after deducting estimated placement agent fees and estimated offering expenses payable by us.

	As of July 31, 2026
	Actual	As Adjusted(1)
	(in thousands, except share and per share amounts)
Cash and cash equivalents	$7,356	$13,006

Liabilities:
Accounts payable	$6,726	$6,726
Earn out payable	50	50
Warrant liability	3,756	3,756
Convertible notes payable	8,068	8,068
Accrued expenses	4,608	4,608
Deferred tax liability	203	203
Right-of-use liabilities, current portion	1,228	1,228
Right-of-use liabilities, less current portion	522	522
Contract liabilities, current	5,091	5,091
Total liabilities	30,252	30,252

Stockholders’ equity:
Common Stock, par value $0.001 per share, 400,000,000 shares authorized; 9,094,159 shares issued (actual); 9,004,628 outstanding (actual); 18,469,159 shares issued and 18,379,628 shares outstanding, (as adjusted)(2)	273	282
Treasury stock, at cost: 89,531 (actual); 89,531 (as adjusted)	(1,825)	(1,825)
Additional paid-in capital	401,503	407,144
Accumulated deficit	(391,498)	(391,498)
Total stockholders’ equity	8,453	14,103
Total capitalization	$46,061	$44,355

(1)

The number of shares outstanding immediately after this offering excludes shares issuable upon exercise of the common warrants sold in this offering, as well as (i) options representing the right to purchase a total of 12,978 shares of common stock at a weighted average exercise price of approximately $53.53 per share as of October 22, 2026, (ii) unvested restricted and performance stock units representing the right to acquire a total of 584,581 shares of common stock as of October 22, 2026, (iii) 833,334 shares of common stock issuable upon exercise of certain outstanding warrants, (iv) 2,929,153 shares of common issuable upon conversion of outstanding convertible notes, and (v) 1,576,405 shares of common issued since July 31, 2026 upon conversion of outstanding convertible notes.

We estimate that such net proceeds will be approximately $5.65 million, assuming no exercise of the common warrants.

11

DILUTION

If you invest in our securities, you will experience dilution to the extent of the difference between the public offering price you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of July 31, 2026, was approximately $(3.41) million. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of outstanding shares of our common stock.

Our pro forma net tangible book value as of July 31, 2026 was approximately $(1.98) million or $(0.1873) per share. Pro forma net tangible book value represents net tangible book value adjusted to take into account the issuance of 1,576,405 shares of common stock upon the conversion of outstanding convertible notes subsequent to July 31, 2026.

After giving effect to the pro forma adjustments described in the preceding sentence and the sale of 9,375,000 shares of common stock by us at an assumed combined public offering price of $0.64 per share of common stock and accompanying common warrant and after deducting our estimated offering expenses payable by us (assuming no sale of pre-funded warrants and excluding any cash to be received upon exercise of the common warrants), our pro forma as-adjusted net tangible book value as of July 31, 2026 would have been approximately $3.67 million, or approximately $0.1837 per share. This represents an immediate increase in net tangible book value of approximately $0.3710 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $0.4563 per share to new investors purchasing securities in this offering. Dilution per share to new investors is determined by subtracting the pro forma as adjusted net tangible book value per share of common stock after this offering from the combined public offering price per share of common stock and accompanying common warrant paid by new investors in this offering. The following table illustrates this calculation on a per share basis:

Public offering price per share of common stock and accompanying common warrant		$0.64
Historical net tangible book value per share as of July 31, 2026	$(0.3784)
Pro forma net tangible book value per share as of July 31, 2026	(0.1873)
Increase in pro forma net tangible book value per share attributable to new investors	0.3710
Pro forma as adjusted net tangible book value per share after this offering		0.1837
Dilution per share to new investors		$0.4563

A $0.10 increase in the assumed combined public offering price to $0.74 per share and accompanying common warrants, would increase our as adjusted net tangible book value as of July 31, 2026, after giving effect to this offering, by approximately $881,250 and the dilution to our as adjusted net tangible book value per share to new investors in this offering by $0.0559 per share, assuming the number of shares of common stock and accompanying common warrants offered by us, as set forth on the cover of this prospectus, remains the same, and after deducting the placement agent fees and estimated offering expenses payable by us, assuming no exercise of the common warrants.

The table and discussion above are based on 7,615,337 shares of our common stock outstanding as of April 30, 2026 and excludes outstanding (i) options representing the right to purchase a total of 13,206 shares of common stock at a weighted average exercise price of approximately $54.90 per share as of April 30, 2026, and (ii) unvested restricted and performance stock units representing the right to acquire a total of 798,756 shares of common stock as of April 30, 2026. To the extent that the outstanding stock options may be exercised or other shares issued, investors purchasing our common stock in this offering will experience further dilution. In the event we need to raise additional capital in the future and we issue additional equity securities, our then existing stockholders may also experience dilution.

12

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board may deem relevant.

13

DESCRIPTION OF COMMON STOCK

Common Stock

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our certificate of incorporation, as amended (the “certificate of incorporation”) and amended and restated bylaws (the “bylaws”) are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, 700,000 of which are designated as Series A Participating Preferred Stock which may be issued upon the exercise of the preferred stock purchase rights described below under “Amended and Restated Section 382 Tax Benefits Preservation Plan”. On July 11, 2023, we issued preferred stock purchase rights which are attached to our common stock in connection with our adoption of a Section 382 Tax Benefits Preservation Plan, which was amended and restated on June 29, 2026 as described below under “-Amended and Restated Section 382 Tax Benefits Preservation Plan”.

The number of shares outstanding immediately after this offering excludes shares issuable upon exercise of the common warrants sold in this offering, as well as outstanding (i) options representing the right to purchase a total of 12,978 shares of common stock at a weighted average exercise price of approximately $53.53 per share as of October 22, 2026, (ii) unvested restricted and performance stock units representing the right to acquire a total of 584,581 shares of common stock as of October 22, 2026, (iii) 833,334 shares of common stock issuable upon exercise of certain outstanding warrants and (iv) 2,929,153 shares of common issuable upon conversion of outstanding convertible notes.

Description of Common Stock

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors (“Board”), subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Delaware law, our certificate of incorporation, including the terms of the Series A Participating Preferred Stock, and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

14

Removal of Directors

Our certificate of incorporation currently provides that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock entitled to vote. However, our Board approved an amendment to our bylaws that became effective on June 17, 2016, which permits our directors to be removed either for cause or without cause by our stockholders. At our annual meeting of stockholders for the year ended April 30, 2016 that was held on October 21, 2016 (the “2016 Annual Meeting”), we submitted a proposal to stockholders seeking stockholder approval to amend our certificate of incorporation to delete the reference to “for cause” in Section 6 of Article Ninth of the certificate of incorporation. This proposal to amend the certificate of incorporation did not receive the required affirmative vote of the holders of at least 75% of the outstanding shares of common stock entitled to vote at the meeting, so the proposal did not pass. However, we also submitted a proposal to stockholders at the 2016 Annual Meeting seeking approval to amend our certificate of incorporation to add a clause that specified that, to the fullest extent permitted by law, any provision in the Certificate of Incorporation that is contrary to a requirement of the Delaware General Corporate Law (the “DGCL”) shall be read in conformity with the applicable requirement of the DGCL. This second proposal only required the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the 2016 Annual Meeting, and it passed.

Our Board takes the position that under current Delaware law, the “only for cause” provision in the certificate of incorporation regarding removal of the company’s directors is not enforceable and is therefore not in conformity with the applicable requirement of the DGCL. Accordingly, we will comply with the provisions of our bylaws, as amended and as described above, relating to director removal and will not seek to enforce that provision of our certificate of incorporation relating to stockholder removal of directors only for cause, as presently in effect. Under our certificate of incorporation and bylaws, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of our Board, our chief executive officer, our president or our Board.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, that is entitled to vote at the meeting and that has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting, as well as having met certain other requirements specified in the bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

15

Amended and Restated Section 382 Tax Benefits Preservation Plan

Our Board has approved the adoption of a tax benefits preservation plan in the form of a Section 382 Rights Agreement designed to protect and preserve our tax assets primarily associated with net operating loss carryforwards (“NOLs”) that could potentially be utilized in certain circumstances to offset our future taxable income and reduce its federal income tax liability. The tax benefits preservation plan was amended and restated on June 29, 2026 to among other things extend the life of the plan through June 29, 2029.

Section 382 of the Internal Revenue Code imposes limitations on the future use of a company’s NOLs if it undergoes an “ownership change.” Our ability to benefit from its tax assets would be substantially limited by Section 382 if an “ownership change” occurred. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by one or a group of its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three-year period over the lowest percentage of stock of such corporation owned by such stockholders at any time during that period.

Our tax benefits preservation plan is similar to those adopted by numerous other public companies with significant NOLs. In order to protect our NOLs from being limited or permanently lost under Section 382, the tax benefits preservation plan is intended to reduce the likelihood of an unintended “ownership change” occurring through the buying and selling of our common stock. This is accomplished by deterring any person or group from acquiring beneficial ownership of 4.99% or more of our outstanding common stock without the approval of the Board. Our tax benefits preservation plan does not, however, block anyone from buying or selling OPT’s common stock. Accordingly, there can be no assurance that the tax benefits preservation plan will prevent an “ownership change.”

Under the terms of the tax benefits preservation plan, we distributed to our stockholders one preferred stock purchase right for each share of our common stock held as of the close of business on July 11, 2023. Any shares of common stock issued after the July 11, 2023 record date will be issued together with associated preferred stock purchase rights.

Under the tax benefits preservation plan, the rights will initially trade with our common stock. The rights will generally become exercisable only if a person (or any persons acting as a group) acquires beneficial ownership of 4.99% or more of our outstanding common stock, without the approval of the Board, after the first public announcement by us of the adoption of the tax benefits preservation plan. A person or group who acquires, without the approval of our Board, beneficial ownership of 4.99% or more of our outstanding common stock could be subject to significant dilution. If the preferred stock purchase rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase our common stock at a 50% discount. The Board also has the option to cause the exchange of one share of common stock for each preferred stock purchase right held. Preferred stock purchase rights held by the person or group triggering the rights will become null and void and will not be exercisable or transferable.

Stockholders who beneficially owned 4.99% or more of our outstanding common stock prior to the first public announcement by us of the adoption of the tax benefits preservation plan will not trigger any penalties under the tax benefits preservation plan so long as they do not acquire beneficial ownership of any additional shares of common stock (other than pursuant to a stock split, stock dividend, reclassification, or similar transaction effected by us) at a time when they still beneficially own 4.99% or more of such common stock. The Board also has the discretion to exempt any acquisition of our common stock from the provisions of the tax benefits preservation plan.

As amended and restated, the preferred stock purchase rights and the tax benefits preservation plan will expire no later than June 29, 2029. The preferred stock purchase rights and the tax benefits preservation plan may also expire on an earlier date upon the occurrence of other events, including a determination by our Board that (i) the tax benefits preservation plan is no longer necessary for the preservation of our tax attributes, (ii) no tax attributes may be carried forward (with such expiration occurring as of the beginning of the applicable taxable year), or (iii) prior to the time any person or group acquires 4.99% or more of our common stock, that the tax benefits preservation plan and the preferred stock purchase rights are no longer in the best interests of us and our stockholders. The preferred stock purchase rights may also be redeemed, exchanged, or terminated prior to their expiration.

16

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least 75% of the voting power of our capital stock issued and outstanding and entitled to vote on the matter.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for voting or assenting to unlawful payments of dividends or other distributions; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

Notice of Share Ownership

Our bylaws contain a provision requiring any beneficial owner of three percent or more of our outstanding common stock to notify us of his or her stockholdings, as well as of any change in his or her beneficial ownership of one percent or more of our outstanding common stock. Our bylaws do not provide for any specific remedy in the event a stockholder does not comply with this provision. We do not intend to make any such information public, unless required by law or the rules of the SEC or the NYSE American.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021-1011, and its telephone number is 1-800-662-7232.

Our common stock is listed on the NYSE American under the symbol “OPTT.”

17

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering up to 9,375,000 shares of our common stock and common warrants to purchase up to 9,375,000 shares of our common stock.

We are also registering the shares of our common stock issuable from time to time upon exercise of the common warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Common Stock” above.

Common Warrants

The common warrants are exercisable at any time or times on or after the initial exercise date and have a term of five years from the initial exercise date. Each common warrant entitles the holder to purchase one share of common stock, and the common warrants issued to each purchaser will be exercisable for a number of shares equal to 100% of the shares of common stock purchased by such purchaser in this offering, in each case subject to adjustment as described below.

Exercise Price. The exercise price per share of common stock under the common warrants is $[*] per share, equal to 100% of the offering price per share in the offering, subject to adjustment in the event of share dividends, share splits, share combinations, reclassifications or similar events as provided in the common warrants. The holder of a common warrant will not be deemed a holder of the underlying shares of common stock until the common warrant is exercised, except as set forth therein.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein, is not available for, the issuance of the warrant shares to the holder or the resale of the warrant shares by the holder, the holder may, in its sole discretion, elect a cashless exercise in lieu of payment of the aggregate exercise price in cash. The net number of shares of common stock deliverable upon such cashless exercise is determined by a formula based on the volume weighted average price or bid price of the shares of common stock, the exercise price, and the number of shares being exercised. On the termination date, the common warrants will be automatically exercised via cashless exercise, subject to the beneficial ownership limitation.

Voluntary Adjustment. Subject to the rules and regulations of the NYSE American, we may at any time during the term of the common warrants reduce the then current exercise price to any amount and for any period of time deemed appropriate by our Board.

Beneficial Ownership Limitation. The common warrants may not be exercised to the extent that, after giving effect to such exercise, the holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% (or, upon election by the holder prior to issuance, 9.99%) of the outstanding shares of common stock, calculated in accordance with Section 13(d) of the Exchange Act. Upon notice to us, the holder may increase or decrease the beneficial ownership limitation, provided that it may not exceed 9.99%, and any increase will not be effective until 61 days after such notice is delivered to us.

Fundamental Transactions. Upon the occurrence of a Fundamental Transaction (as defined in the common warrants), holders are entitled to receive, upon exercise, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the common warrant is exercisable immediately prior to such Fundamental Transaction. In the event of a Fundamental Transaction, at the option of the holder, exercisable concurrently with or within 30 trading days after the consummation of the Fundamental Transaction, the Company (or the Successor Entity (as defined in the common warrants)) must purchase the common warrant from the holder at the Black Scholes Value (as defined in the common warrants) of the remaining unexercised portion; provided that, if the Fundamental Transaction is not within our control, including not approved by our Board, the holder will only be entitled to receive the same type or form of consideration (and in the same proportion) offered and paid to holders of our common stock.

18

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement dated November [*], 2026, we have engaged D. Boral Capital LLC, referred to herein as the placement agent, to act as our exclusive placement agent in connection with this offering. Under the terms of the placement agency agreement, the placement agent is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis.

The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. Under the terms of the placement agency agreement, the placement agent has no authority to bind us. The placement agent may engage sub-agents or selected dealers to assist with this offering. This is a best efforts offering and there is no minimum amount of proceeds that is a condition to closing of this offering. We might not sell the entire amount of our shares of Common Stock offered pursuant to this prospectus. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The placement agent may engage one or more sub-agents or selected dealers in connection with the offering. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: a covenant to not enter into any equity financings for days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreement will include:

●	standard and customary issuer representations and warranties on matters such as due organization, qualification, authorization, no conflict, no governmental filings required, currentness and accuracy of SEC filings, absence of litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of the offering of the warrant shares, the filing of a Current Report on Form 8-K to disclose entering into these securities purchase agreements, the providing of material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and prohibitions on subsequent equity sales for 30 days, subject to certain exceptions.

Delivery of the securities offered hereby is expected to take place on or about         , 2026, subject to satisfaction of customary closing conditions.

Fees and Expenses

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus, assuming the purchase of all of the securities offered hereby.

	Per Offered Share and accompany warrants	Total Gross Proceeds
Offering price(1)(2)	$0.64	$6,000,000
Placement Agent’s fees(2)	$0.04	$360,000
Proceeds, before expenses, to us(3)	$0.60	$5,640,000

(1)	Each Offered Share and accompanying warrant are offered at an offering price of $0.64.
(2)	We have agreed to pay the placement agent a cash placement commission equal to 6.0% of the aggregate proceeds from this offering. We have also agreed to reimburse the placement agent up to $50,000 for expenses in connection with this offering. See “Plan of Distribution” beginning on page 19 for a description of compensation payable to the placement agent.

Upon the closing of this offering, we will pay the placement agent a cash fee equal to 6.0% of the aggregate gross proceeds to us from the sale of the securities in the offering. We have also agreed to reimburse the placement agent up to $50,000 for expenses. We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees and expenses, will be approximately $150,000.

19

Tail

If during the Term or within twelve (12) months thereafter the Company consummates any public or private financing with an investor introduced, contacted or otherwise sourced, directly or indirectly, by D. Boral during the Term, and identified in writing by D. Boral at the time of termination, then D. Boral shall be entitled to a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company, provided that no tail fee shall be payable if the Company terminates this Agreement for cause (as provided in FINRA Rule 5110(g)(5)(B)).

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; or (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent or its affiliates have provided and may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services. Except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021-1011, and its telephone number is 1-800-662-7232.

Listing

Our common stock is listed on the NYSE American under the symbol “OPTT.”

20

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. Sichenzia Ross Ference Carmel LLP, New York, New York is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Ocean Power Technologies, Inc. and subsidiaries (the Company) incorporated by reference from the Annual Report on Form 10-K of the Company for the year ended April 30, 2026 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty) which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.

Our common stock is listed on the NYSE American under the ticker symbol “OPTT.” Our SEC filings are also available (free of charge) from our web site at www.oceanpowertechnologies.com, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

● our Annual Report on Form 10-K for the fiscal year ended April 30, 2026, filed with the SEC on August 19, 2026 (File No. 001-33417);

● our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026, filed with the SEC on September 14, 2026 (File No. 001-33417);

● our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on May 12, 2026, May 21, 2026, June 8, 2026, June 9, 2026, June 29, 2026, July 23, 2026, July 27, 2026, August 5, 2026, August 17, 2026, August 19, 2026, September 11, 2026, September 17, 2026, September 25, 2026, October 7, 2026, October 7, 2026 and October 28, 2026 (File No. 001-33417) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

● the description of our common stock set forth in our registration statement on Form 8-A filed on April 18, 2007 (File No. 001-33417) and in any and all subsequent amendments and reports filed for the purpose of updating that description.

21

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement of which this prospectus forms a part and until the offering of all of the securities by this prospectus is completed, including all filings made after the date of this prospectus, shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Ocean Power Technologies, Inc.
28 Engelhard Drive, Suite B
Monroe Township, NJ 08831

Attention: Chief Financial Officer
(609) 730-0400

DISCLOSURE OF SEC’S POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

22

Up to 9,375,000 Shares of Common Stock

Common Warrants to purchase up to 9,375,000 Shares of Common Stock

Up to 9,375,000 Shares of Common Stock underlying the Common Warrants

PROSPECTUS

                , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee and FINRA filing fee.

Securities and Exchange Commission registration fee	$1,657
FINRA filing fee	$1,050
Accounting fees and expenses	$25,000
Legal fees and expenses	$110,000
Printing and engraving expenses	$-
Transfer agent fees	$10,000
Miscellaneous	$2,293
Total	$150,000

* To be filed by amendment.

Item 14.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

II-1

The Registrant’s certificate of incorporation provides that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s certificate of incorporation provides that the Registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the Registrant to procure a judgment in the Registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

The Registrant maintains a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The Registrant’s directors and officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits.

1.1	Form of Placement Agency Agreement.++
3.1	Restated Certificate of Incorporation of the registrant (incorporated by reference from Exhibit 3.1 to our Quarterly Report on Form 10-Q filed September 14, 2007).
3.2	Certificate of Amendment of Certificate of Incorporation of Ocean Power Technologies, Inc. dated October 27, 2015 (incorporated by reference from Exhibit 3.1 to Current Report on Form 8-K filed on October 28, 2015).
3.3	Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on October 21, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 21, 2016).
3.4	Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on December 7, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 7, 2018).
3.5	Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on March 8, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 8, 2019).
3.6	Certificate of Amendment to the Certificate of Incorporation of Ocean Power Technologies, Inc., filed with the Secretary of State of the State of Delaware on August 30, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by Ocean Power Technologies, Inc. on August 30, 2024).
3.7	Certificate of Amendment to the Certificate of Incorporation of Ocean Power Technologies, Inc., filed with the Secretary of State of the State of Delaware on April 30, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by Ocean Power Technologies, Inc. on May 1, 2025).

II-2

3.8	Certificate of Amendment to the Certificate of Incorporation of Ocean Power Technologies, Inc. filed with the Secretary of State of the State of Delaware on January 27, 2026 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by Ocean Power Technologies, Inc. on January 28, 2026).
3.9	Amended and Restated Certificate of Designations of Series A Participating Preferred Stock of Ocean Power Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Ocean Power Technologies, Inc. with the Securities and Exchange Commission on June 29, 2026).
3.10	Certificate of Amendment to the Certificate of Incorporation of Ocean Power Technologies, Inc. filed with the Secretary of State of the State of Delaware on September 11, 2026 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by Ocean Power Technologies, Inc. on September 11, 2026).
3.11	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 5, 2024).
4.1	Specimen certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on July 28, 2023).
4.2	Form of Warrant to Purchase Common Stock (incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K filed on June 8, 2026).
4.3	Description of Company Securities (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed on August 19, 2026).
4.4	Amended and Restated Section 382 Tax Benefits Preservation Plan, dated as of June 29, 2026, by and between Ocean Power Technologies, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Ocean Power Technologies, Inc. with the Securities and Exchange Commission on June 29, 2026).
4.5	Form of Warrant to Purchase Common Stock (incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K filed on June 8, 2026).
4.6	Form of Common Warrant.++
5.1	Opinion of Porter Hedges LLP.++
10.1	Amended and Restated 2006 Stock Incentive Plan (incorporated by reference from Exhibit A to Proxy Statement filed August 28, 2013).*
10.2	Form of Restricted Stock Agreement Unit (incorporated by reference from Exhibit 10.1 to Form 10-Q filed March 14, 2011).*
10.3	2015 Omnibus Incentive Plan* (incorporated by reference to Annex A to Proxy Statement filed on September 3, 2015).
10.4	Ocean Power Technologies, Inc. Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on January 19, 2018).*
10.5	Form of Restricted Stock Unit Agreement for Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC on January 19, 2018).*
10.6	Contract between Eni S.p.A. and the Company dated March 14, 2018 (incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on March 19, 2018). +
10.7	Contract between Harbour Energy UK Limited and the Company dated June 27, 2018 (incorporated by reference to Exhibit 10.27 to Form 10-K filed with the SEC on July 17, 2018).+
10.8	Amendment to the Employment Agreement of George H. Kirby III (incorporated by reference to Exhibit 10.2 to Form 8-K filed with the SEC on July 18, 2018). *
10.9	Contract between U.S. Navy and the Company dated February 11, 2019 (incorporated by reference to Exhibit 10.2 to Form 10-Q filed with the SEC on March 11, 2019).
10.10	Contract amendment between Harbour Energy UK Limited and the Company dated June 24, 2019 (incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on June 25, 2019).+
10.11	Lease Agreement dated March 31, 2017 between Ocean Power Technologies, Inc. and PPH Industrial 28 Engelhard, LLC (incorporated by reference from Exhibit 10.37 to the Company’s Annual Report on Form 10-K filed with the SEC on July 22, 2019).
10.12	Supply and Service Contract between the Company and Empresa Electrica Panguipulli S.A. dated September 19, 2019 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on September 23, 2019). +
10.13	Supply and Service Contract between the Company and Enel Green Power Chile LTDA dated September 19, 2019 (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on September 23, 2019). +
10.14	Contract amendment between Eni s.P.a. and the Company dated February 28, 2020 (incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on March 9, 2020).

II-3

10.17	Subcontract between Ocean Power Technologies, Inc. and Adams Communication & Engineering Technology Inc. dated effective October 20, 2020 (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 27, 2020).
10.18	Stock Purchase Agreement among Ocean Power Technologies, Inc. and the sellers named therein dated November 15, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 16, 2021).
10.19	Employment Letter between the Company and Robert P. Powers dated effective December 13, 2021* (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 13, 2021).
10.20	Fifth Amendment to 2015 Omnibus Incentive Plan (incorporated by reference to Annex A to Proxy Statement filed on October 15, 2021).
10.21	First Amendment to the Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 11, 2022).
10.22	Sixth Amendment to the 2015 Omnibus Incentive Plan (incorporated by reference to Annex A to Proxy Statement filed on October 19, 2022).
10.23	Form of Restricted Stock Unit Agreement for Non-Directors (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on March 13, 2023).
10.24	Form of Restricted Stock Unit Agreement for Directors (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on March 13, 2023).
10.25	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on March 13, 2023).
10.26	Contract for Commercial Items between the Company and the National Oceanic and Atmospheric Administration dated September 1, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on December 13, 2023).
10.27	Contract for Commercial Items between the Company and the National Oceanic and Atmospheric Administration dated September 1, 2023 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on December 13, 2023).
10.28	Contract for Commercial Items between the Company and the National Oceanic and Atmospheric Administration dated September 1, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on December 13, 2023).
10.29	Sales Agreement between the Company and A.G.P./Alliance Global Partners dated March 21, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 21, 2024).
10.30	Form of Amended and Restated Common Stock Purchase Agreement, dated as of September 19, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 20, 2024.
10.31	Form of Securities Purchase Agreement, dated as of September 13, 2024 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on September 16, 2024).
10.36	Employment Agreement between the Company and Tracy Pagliara dated effective January 16, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 21, 2025).
10.37	Second Amendment to Ocean Power Technologies, Inc. Employment Inducement Incentive Award Plan dated June 3, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 4, 2025).
10.38	At Market Issuance Sales Agreement, dated August 8, 2025, by and between Ocean Power Technologies, Inc. and Ladenburg Thalmann & Co. Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 8, 2025).
10.39	Third Amendment to Ocean Power Technologies, Inc. Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 28, 2026).
10.40	First Amendment to Amended & Restated 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on December 4, 2025).
10.41	Securities Purchase Agreement dated April 1, 2026 between Ocean Power Technologies, Inc. and the investors party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 1, 2026).
10.42	Form of Series C-1 Convertible Note dated April 1, 2026 issued by Ocean Power Technologies, Inc. to the holder (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 1, 2026.
10.43	Form of Securities Purchase Agreement dated June 4, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 8, 2026).
10.44	Form of Exchange Agreement dated as of September 25, 2026, by and between the Company and the Noteholders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 25, 2026).
10.45	Form of Series D Convertible Note issued on September 25, 2026 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 25, 2026).
10.46	Form of Amendment Agreement dated as of September 25, 2026 by and between the Company and the Warrantholders (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 25, 2026).
10.47	Form of Securities Purchase Agreement.++
19.1	Company Insider Trading Policy (incorporated by reference to Exhibit 19.1 to the Company’s Annual Report on Form 10-K filed on August 19, 2026).
21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on August 19, 2026).
23.1	Consent of Baker Tilly US, LLP. ++.
23.2	Consent of Porter Hedges LLP (included in Exhibit 5.1).++
24.1	Power of Attorney (previously filed).
107	Filing Fees Table (previously filed).

+ Indicates that confidential treatment has been requested for this exhibit.

++ Filed herewith.

* Management contract or compensatory plan or arrangement.

** To be filed by amendment.

II-4

Item 17.	Undertakings.

a.	The undersigned registrant hereby undertakes:

	i.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		1)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

		2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

		3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

ii.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

iii.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

iv.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

v.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Monroe, State of New Jersey, on the 5th day of November, 2026.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ Tracy Pagliara
Tracy Pagliara
Acting President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tracy Pagliara	Acting President, Chief Executive Officer	November 5, 2026
Tracy Pagliara	and Director (Principal Executive Officer)

/s/ Victoria Hay	Acting Chief Financial Officer (Principal Financial Officer and	November 5, 2026
Victoria Hay	Principal Accounting Officer)

/s/ Joseph A. DiGuardo Jr.	Acting Chairman of the Board and Director	November 5, 2026
Joseph A. DiGuardo Jr.

/s/ Clyde W. Hewlett	Director	November 5, 2026
Clyde W. Hewlett

/s/ Corliss J. Montesi	Director	November 5, 2026
Corliss J. Montesi

/s/ Jim Thompson	Director	November 5, 2026
Jim Thompson

II-7